EXHIBIT 99.1

FOR IMMEDIATE RELEASE                             CONTACT
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June 7, 2002                                      Thomas T. Fleming
                                                  Chairman & CEO
                                                  215-471-2358
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                CORECARE SYSTEMS, INC. (Symbol: CRCS)
                     OPEN LETTER TO SHAREHOLDERS

On May 6, 2002, CoreCare Behavioral Health Management, Inc. d/b/a/
Kirkbride Center and CoreCare Realty Corporation filed for relief under Chapter 11.  This action was taken to preserve the Company's major asset, Kirkbride Center, as its mortgage expired on May 15,
2002 and a mortgage extension was uncertain.  The Company has engaged Ciardi, Maschmeyer & Karalis, P.C.

Kirkbride Center, formerly known as the Institute of Pennsylvania
Hospital, was acquired in February 1997 with an initial appraised value of $11,700,000.  Today 14 acres of the 21 acre property has been valued at $25,300,000 by Pricewaterhousecoopers and 4 acres of the 7.75 acre excess land, are under agreement of sale for
$1,750,000 to J&K Development Company.  Kirkbride Center is owned by
CoreCare Behavioral Health Management, Inc. Portions of the Center
are leased to its sister Company, CoreCare Realty Corporation, which sublets space to various third party tenants.  The appraised value of the property exceeds the first mortgage of $13,750,000.  While the Company has other significant debts it is confident that due to improving asset value it will be able to secure a mortgage
refinancing to restructure its debts.

CoreCare Systems, Inc. (trading symbol Pink Sheet "CRCS") the parent
Company of CoreCare Behavioral Health Management, Inc. and CoreCare
Realty Corporation was NOT included in the Chapter 11 filing.
Westmeade Healthcare, Inc. and Quantum Clinical Services Group,
wholly owned subsidiaries of the parent Company were NOT involved in the Chapter 11 proceedings.  CoreCare Systems provides a
comprehensive range of behavioral health services through its two subsidiaries CoreCare Behavioral Health Management, Inc. and
Westmeade Healthcare, Inc.; clinical drug testing for central nervous systems drugs through its subsidiary Quantum Clinical
Services Group and tenant leasing through CoreCare Realty
Corporation.

CoreCare Behavioral Health Management, Inc. is licensed as a 74  bed psychiatric hospital and a 148 bed Drug & Alcohol Rehabilitation program as well as several intensive outpatient programs.  In
February 2002, CoreCare Systems, Inc. sold the real estate and buildings owned in Bucks County by Westmeade Healthcare, Inc. and relocated the behavioral services to Kirkbride Center as a tenant.
This relocation allowed Westmeade to expand its licensed services from 32 beds to 42 beds while reducing overhead and eliminating debt.  Kirkbride Center located at 49th & Market Streets in West
Philadelphia is the Company's remaining property and now contains
100% of CoreCare Systems operations.

CoreCare Systems, Inc. filed its last 10-K in November 2000 which included its 1999 audit report.  Reporting delays have occurred due to the Company's change of audit firms for its 1999 audit to BDO
Seidman.  In connection with the 1999 audit, the Company restated
its 1998 and 1997 audit reports to present them in accordance with
GAAP which disrupted the Company's reporting cycle.  The Company's auditors have substantially completed their 2000 audit procedures and the 2000 audit report is now being finalized.  The unaudited consolidated CoreCare Systems financial statement for 2000 show net revenues of $ 21,731,557 and an net loss after interest and
depreciation of $(2,467,545).  Comparison of these results to the
1999 audit show a decrease in revenue from $25,799,731 in 1999 by
16% due to the down sizing of the hospital.  Net loss for the
Company improved from $ (7,251,311) in 1999 to $ (2,467,545) in
2000, an improvement of over $4,700,000, due to significant
re-engineering and the dramatic growth of drug and alcohol program.
While the Company's 2001 audited financial statements will not be immediately available, the Company has continued to improve it's overall operating efficiency and results.  Additionally management expects 2002 and future years to be profitable given the economies of scale that the Company has achieved.  These economics are a result of its consolidation of services at Kirkbride; two recent rehabilitation bed expansion to 148 beds which occurred in October
2001 and March 2002, and increasing tenant revenue.

CoreCare Systems, Inc. is a regional provider of behavioral services in Southeastern Pennsylvania.  It provides services to adolescents, geriatrics, dual diagnosis, and drug and alcohol rehabilitation patients.  The Company also conducts clinical drug trials as well as developing its real estate holdings.

Note:   This release and oral statements made from time to time by
Company representatives concerning the same subject matter may contain so-called "forward-looking statements."  These statements can be identified by introductory words such as "expects,"
"anticipates," "plans," "will," "estimates," "forecasts,"
"projects," or words of similar meaning and by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements frequently are used in discussing new or proposed products or services, or future performance.  Forward looking statements are often based upon assumptions of future facts or circumstances outside of the Company's control.  Many factors may cause actual results to differ from forward-looking statements including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not.
No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.